EXHIBIT 99.1

PRESS RELEASE

CSG Systems INTERNATIONAL reports

FIRST Quarter 2025 RESULTS

DENVER--(May 7, 2025) — CSG (NASDAQ: CSGS) today reported results for the quarter ended March 31, 2025.

Raising 2025 Non-GAAP Profitability and EPS Guidance Targets; Reiterating All Others

Strong Cash Flow from Operations; Highest First Quarter Non-GAAP Adjusted Free Cash Flow Since 2018

Record High Revenue Diversification with 33% of Revenue Coming from Industry Verticals Outside of CSPs

Exciting Customer Wins and Contract Extensions including Mediacom, Liberty Latin America, and PLDT

Financial Results:

First quarter 2025 financial results:

•
Total revenue was $299.5 million.
•
GAAP operating income was $29.4 million, or an operating margin of 9.8%, and non-GAAP operating income was $51.5 million, or a non-GAAP adjusted operating margin of 19.0%.
•
GAAP earnings per diluted share (EPS) was $0.57 and non-GAAP EPS was $1.14.
•
Cash flows from operations were $11.5 million, with non-GAAP adjusted free cash flow of $7.1 million.

Shareholder Returns:

•
CSG declared its quarterly cash dividend of $0.32 per share of common stock, or a total of approximately $9 million, to shareholders.
•
During the first quarter of 2025, CSG repurchased a total of approximately 357,000 shares of its stock for approximately $22 million.

Business Activities:

•
In March 2025, CSG entered into a new credit agreement consisting entirely of a $600.0 million revolving credit facility, with a term through March 2030. The new credit agreement replaced CSG’s existing credit agreement.

CSG Systems International, Inc.

May 7, 2025

“Team CSG’s strong first quarter results enabled us to raise our 2025 non-GAAP profitability and EPS guidance targets. We grew revenue nicely at customers outside of communication service providers (“CSPs”) with a third of our revenue now coming from big, faster growing industry verticals providing a buffer against today’s macro-economic uncertainty.” said Brian Shepherd, President and Chief Executive Officer of CSG. “Our operating discipline and improving revenue mix resulted in Q1 2025 adjusted non-GAAP profitability expanding by over 240 basis points to 19% when compared to Q1 2024. And this improved profitability is contributing to excellent double-digit free cash flow growth with the midpoint of our 2025 cash flow guidance representing 15% year-over-year growth. With our steady sales wins, strong balance sheet, rich history of increasing our dividend for 12 consecutive years, and commitment to returning over $100 million in capital to shareholders in 2025, we believe CSG represents an excellent offensive and defensive choice for investors seeking stability and long-term value.”

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended March 31,
	2025	2024	Percent Changed
GAAP Results:
Revenue	$299,453	$295,135	1.5%
Operating Income	29,383	31,797	(7.6%)
Operating Margin Percentage	9.8%	10.8%
EPS	$0.57	$0.68	(16.2%)
Cash Flows from Operating Activities	11,469	(29,351)	139.1%
Non-GAAP Results:
Operating Income	$51,475	$44,868	14.7%
Adjusted Operating Margin Percentage	19.0%	16.6%
EPS	$1.14	$1.01	12.9%
Adjusted EBITDA	64,337	58,097	10.7%
Adjusted Free Cash Flow	7,068	(34,125)	120.7%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Results of Operations

GAAP Results: Total revenue for the first quarter of 2025 was $299.5 million, a 1.5% increase when compared to revenue of $295.1 million for the first quarter of 2024. The increase in revenue can be mainly attributed to the revenue generated during the first quarter of 2025 from the businesses acquired during 2024.

GAAP operating income for the first quarter of 2025 was $29.4 million, or 9.8% of total revenue, compared to $31.8 million, or 10.8% of total revenue, for the first quarter of 2024. The decrease in GAAP operating margin can be mainly attributed to the $5.4 million increase restructuring and reorganization charges between years related to CSG’s continued cost efficiency actions.

GAAP EPS for the first quarter of 2025 was $0.57, compared to $0.68 for the first quarter of 2024, with the decrease reflective of the higher restructuring and reorganization charges in 2025.

CSG Systems International, Inc.

May 7, 2025

Non-GAAP Results: Non-GAAP operating income for the first quarter of 2025 was $51.5 million, or a non-GAAP adjusted operating margin of 19.0%, compared to $44.9 million, or a non-GAAP adjusted operating margin of 16.6% for the first quarter of 2024. The increase in non-GAAP operating margin can be mainly attributed to the cost efficiency actions taken during 2024 to optimize capacity and align resources to areas of the business with higher growth profiles.

Non-GAAP EPS for the first quarter of 2025 was $1.14, compared to $1.01 for the first quarter of 2024. The increase in non-GAAP EPS is mainly due to the higher non-GAAP operating income, discussed above, partially offset by foreign currency movements.

Balance Sheet and Cash Flows

Cash and cash equivalents as of March 31, 2025 were $136.0 million compared to $161.8 million as of December 31, 2024. CSG had net cash flows provided by (used in) operations for the first quarters ended March 31, 2025 and 2024 of $11.5 million and ($29.4) million, respectively, and had non-GAAP adjusted free cash flow (deficit) of $7.1 million and ($34.1) million, respectively.

Summary of Financial Guidance

CSG is revising its financial guidance for the full year 2025, as follows:

	As of May 7, 2025	Previous
GAAP Measures:
Revenue	No change	$1,210 - $1,250 million
Non-GAAP Measures:
Adjusted Operating Margin Percentage	18.4% - 18.8%	18.1% - 18.5%
EPS	$4.65 - $4.90	$4.55 - $4.80
Adjusted EBITDA	$258 - $269 million	$256 - $267 million
Adjusted Free Cash Flow	No change	$110 - $150 million

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Conference Call

CSG will host a conference call on Wednesday, May 7, 2025 at 5:00 p.m. ET, to discuss CSG’s first quarter of 2025 earnings results. The call will be carried live and archived on CSG’s website. A link to the conference call is available at http://ir.csgi.com. In addition, to reach the conference by phone, call 1-888-412-4131 and use the passcode 2327393.

Additional Information

For information about CSG, please visit CSG’s website at csgi.com. Additional information can be found in the Investor Relations section of the website.

CSG Systems International, Inc.

May 7, 2025

About CSG

CSG empowers companies to build unforgettable experiences, making it easier for people and businesses to connect with, use and pay for the services they value most. Our customer experience, billing and payments solutions help companies of any size make money and make a difference. With our SaaS solutions, company leaders can take control of their future and tap into guidance along the way from our fiercely committed and forward-thinking CSGers around the world.

Want to be future-ready and a change-maker like the global brands that trust CSG? Visit csgi.com to learn more.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

• CSG derives a significant portion of its revenue from a limited number of customers, with approximately forty percent of its revenue from its two largest customers;

• Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates;

• CSG’s ability to maintain a reliable, secure computing environment;

• Continued market acceptance of CSG’s products and services;

• CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner;

• CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;

• CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;

• CSG’s ability to meet its financial expectations;

• Increasing competition in CSG’s market from companies of greater size and with broader presence;

• CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;

• CSG’s ability to protect its intellectual property rights;

• CSG’s ability to conduct business in the international marketplace;

• CSG’s ability to comply with applicable U.S. and International laws and regulations; and

• CSG’s business may be disrupted, and its results of operations and cash flows adversely affected by a global pandemic.

This list is not exhaustive, and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

John Rea, SVP, Head of Finance, Treasury, Investor Relations, and ESG Reporting

(210) 687-4409

E-mail: John.Rea@csgi.com

Davis Barker, Senior Manager, Investor Relations, and Corporate Development

(303) 884-4506

E-mail: Davis.Barker@csgi.com

CSG Systems International, Inc.

May 7, 2025

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$136,024	$161,789
Settlement and merchant reserve assets	274,228	343,235
Trade accounts receivable:
Billed, net of allowance of $4,152 and $3,041	265,174	266,903
Unbilled	87,719	80,173
Income taxes receivable	2,573	2,600
Other current assets	42,766	46,182
Total current assets	808,484	900,882
Non-current assets:
Property and equipment, net of depreciation of $137,571 and $133,514	63,659	56,595
Operating lease right-of-use assets	17,565	24,166
Software, net of amortization of $158,338 and $154,648	22,480	19,927
Goodwill	319,371	316,041
Acquired customer contracts, net of amortization of $137,719 and $133,279	36,679	39,377
Customer contract costs, net of amortization of $48,008 and $44,587	63,294	60,809
Deferred income taxes	75,757	73,295
Other assets	11,715	9,595
Total non-current assets	610,520	599,805
Total assets	$1,419,004	$1,500,687
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$-	$7,500
Operating lease liabilities	5,008	11,067
Customer deposits	36,928	41,448
Trade accounts payable	31,397	36,370
Accrued employee compensation	49,319	67,944
Settlement and merchant reserve liabilities	271,750	341,924
Deferred revenue	62,683	54,424
Income taxes payable	12,177	7,802
Other current liabilities	51,492	46,730
Total current liabilities	520,754	615,209
Non-current liabilities:
Long-term debt, net of unamortized discounts of $13,071 and $12,128	537,554	530,997
Operating lease liabilities	23,563	25,020
Deferred revenue	25,925	26,469
Income taxes payable	2,849	2,732
Deferred income taxes	99	94
Other non-current liabilities	25,165	17,597
Total non-current liabilities	615,155	602,909
Total liabilities	1,135,909	1,218,118
Stockholders' equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $.01 per share; 100,000 shares authorized; 29,104 and 28,854 shares outstanding	722	718
Additional paid-in capital	514,575	518,215
Treasury stock, at cost; 41,737 and 41,583 shares	(1,203,651)	(1,194,224)
Accumulated other comprehensive income (loss):
Cumulative foreign currency translation adjustments	(55,467)	(62,290)
Accumulated earnings	1,026,916	1,020,150
Total stockholders' equity	283,095	282,569
Total liabilities and stockholders' equity	$1,419,004	$1,500,687

CSG Systems International, Inc.

May 7, 2025

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended
	March 31, 2025	March 31, 2024
Revenue	$299,453	$295,135

Cost of revenue (exclusive of depreciation, shown separately below)	154,498	157,887
Other operating expenses:
Research and development	40,902	36,095
Selling, general and administrative	62,289	61,722
Depreciation	5,013	5,636
Restructuring and reorganization charges	7,368	1,998
Total operating expenses	270,070	263,338
Operating income	29,383	31,797
Other income (expense):
Interest expense	(7,198)	(7,506)
Interest income	1,912	2,616
Loss on debt extinguishment	(453)	-
Other, net	(2,153)	558
Total other	(7,892)	(4,332)
Income before income taxes	21,491	27,465
Income tax provision	(5,361)	(7,998)
Net income	$16,130	$19,467

Weighted-average shares outstanding:
Basic	27,815	28,516
Diluted	28,267	28,797

Earnings per common share:
Basic	$0.58	$0.68
Diluted	0.57	0.68

CSG Systems International, Inc.

May 7, 2025

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Quarter Ended
	March 31, 2025	March 31, 2024
Cash flows from operating activities:
Net income	$16,130	$19,467
Adjustments to reconcile net income to net cash provided by (used in) operating activities-
Depreciation	5,013	5,636
Amortization	12,164	11,309
Loss on debt extinguishment	453	-
(Gain) loss on unrealized foreign currency transactions, net	522	(352)
Deferred income taxes	(2,067)	7,859
Stock-based compensation	8,404	7,736
Subtotal	40,619	51,655
Changes in operating assets and liabilities:
Trade accounts receivable, net	(4,838)	(10,959)
Other current and non-current assets and liabilities	(2,400)	(9,827)
Income taxes payable/receivable	4,529	(3,158)
Trade accounts payable and accrued liabilities	(33,074)	(59,581)
Deferred revenue	6,633	2,519
Net cash provided by (used in) operating activities	11,469	(29,351)

Cash flows from investing activities:
Purchases of software, property, and equipment	(4,401)	(4,774)
Receipts from sale of software, property, and equipment	152	-
Net cash used in investing activities	(4,249)	(4,774)

Cash flows from financing activities:
Proceeds from issuance of common stock	769	866
Payments of cash dividends	(9,460)	(9,463)
Repurchases of common stock	(22,396)	(17,973)
Deferred acquisition payments	(314)	(488)
Proceeds from long-term debt	150,625	-
Payments on long-term debt	(150,625)	(1,875)
Payments of debt financing costs	(2,258)	-
Payments on financing obligations	(590)	-
Settlement and merchant reserve activity	(70,211)	(82,212)
Net cash used in financing activities	(104,460)	(111,145)
Effect of exchange rate fluctuations on cash, cash equivalents, and restricted cash	2,488	(1,962)

Net decrease in cash, cash equivalents, and restricted cash	(94,752)	(147,232)

Cash, cash equivalents, and restricted cash, beginning of period	506,763	463,876
Cash, cash equivalents, and restricted cash, end of period	$412,011	$316,644

Supplemental disclosures of cash flow information:
Cash paid during the period for-
Interest	$10,181	$10,898
Income taxes	2,964	3,288

Non-cash investing and financing activities-
Software, property, and equipment included in current and non-current liabilities	11,526	-

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$136,024	$120,810
Settlement and merchant reserve assets	274,228	192,962
Restricted cash included in current and non-current assets	1,759	2,872
Total cash, cash equivalents, and restricted cash	$412,011	$316,644

CSG Systems International, Inc.

May 7, 2025

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenue by Significant Customers: 10% or more of Revenue

	Quarter Ended		Quarter Ended		Quarter Ended
	March 31, 2025		December 31, 2024		March 31, 2024
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Charter	$57,602	19%	$59,733	19%	$60,849	21%
Comcast	52,759	18%	58,935	19%	52,804	18%

Revenue by Vertical

	Quarter Ended	Quarter Ended	Quarter Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Broadband/Cable/Satellite	50%	51%	51%
Telecommunications	17%	20%	19%
All other	33%	29%	30%
Total revenue	100%	100%	100%

Revenue by Geography

	Quarter Ended	Quarter Ended	Quarter Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Americas	87%	84%	86%
Europe, Middle East and Africa	9%	10%	9%
Asia Pacific	4%	6%	5%
Total revenue	100%	100%	100%

CSG Systems International, Inc.

May 7, 2025

EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP adjusted operating margin percentage, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP adjusted free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

• Certain internal financial planning, reporting, and analysis;

• Forecasting and budgeting;

• Certain management compensation incentives; and

• Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

• A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;

• Consistency and comparability with CSG’s historical financial results; and

• Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

• Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;

• The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;

• Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;

• Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and

• Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

CSG Systems International, Inc.

May 7, 2025

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	Adjusted Operating Margin Percentage	EPS
Transaction fees	—	X	—
Restructuring and reorganization charges	X	X	X
Executive transition costs	X	X	X
Acquisition-related expenses:
Amortization of acquired intangible assets	X	X	X
Earn-out compensation	X	X	X
Transaction-related costs	X	X	X
Stock-based compensation	X	X	X
Gain (loss) on debt extinguishment/conversion	—	—	X
Gain (loss) on acquisitions or dispositions	—	—	X
Unusual income tax matters	—	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•
Transaction fees are primarily comprised of fees paid to third-party payment processors and financial institutions and interchange fees under CSG’s payment services contracts. Transaction fees are included in revenue in CSG’s Income Statement (and not netted against revenue) because CSG maintains control and acts as principal over the integrated service provided under its payment services customer contracts. However, CSG excludes expense associated with transaction fees from the numerator and denominator in calculating its non-GAAP adjusted operating margin percentage in order to provide comparability with historical and future periods and with its peer group and competitors.
•
Restructuring and reorganization charges are expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction. These charges are not considered reflective of CSG’s recurring business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.
•
Executive transition costs include expenses incurred related to a departure of a CSG executive officer under the terms of the related separation agreement. These types of costs are not considered reflective of CSG’s recurring business operating results. The exclusion of these costs in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG Systems International, Inc.

May 7, 2025

• Acquisition-related expenses include amortization of acquired intangible assets, earn-out compensation, and transaction-related costs. Transaction-related costs, which typically include expenses related to legal, accounting, and other professional services, are direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring business operating results. The total amount of acquisition-related expenses can vary significantly between periods based on the number and size of acquisition activities, previously acquired intangible assets becoming fully amortized, and ultimate realization of earn-out compensation. In addition, the timing of these expenses may not directly correlate with underlying performance of the CSG’s operations. Therefore, the exclusion of acquisition-related expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

• Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•
Gains and losses related to the extinguishment/conversion of debt can be as a result of the refinancing of CSG’s credit agreement and/or repurchase, conversion, or settlement of CSG’s convertible notes. These activities, to include any derivative activity related to debt conversions, are not considered reflective of CSG’s recurring business operating results. Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of these items allows investors to further evaluate the cash impact of these activities for cash flow and liquidity purposes. In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.
•
Gains or losses related to the acquisition or disposition of certain of CSG’s business activities are not considered reflective of CSG’s recurring business operating results. Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of these items allows investors to further evaluate the cash impact of these activities for cash flow and liquidity purposes. In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.
•
Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG Systems International, Inc.

May 7, 2025

CSG also reports non-GAAP adjusted EBITDA and non-GAAP adjusted free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, debt servicing capabilities, and enterprise valuation. CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, acquisition-related expenses, and unusual items, such as restructuring and reorganization charges, executive transition costs, gains and losses related to the extinguishment of debt, and gains and losses on acquisitions or dispositions, as discussed above. Additionally, management uses non-GAAP adjusted free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations. CSG defines non-GAAP adjusted free cash flow as net cash flows from operating activities before earn-out compensation payments related to acquisitions less the purchases of software, property, and equipment.

Non-GAAP Financial Measures

Non-GAAP Operating Income and Non-GAAP Adjusted Operating Margin Percentage:

The reconciliation of GAAP operating income to non-GAAP operating income, and calculation of CSG’s non-GAAP adjusted operating margin percentage, for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended March 31,
	2025	2024
Non-GAAP Operating Income
GAAP operating income	$29,383	$31,797
Restructuring and reorganization charges (1)	7,368	1,998
Executive transition costs	-	352
Acquisition-related expenses:
Amortization of acquired intangible assets	3,453	2,852
Earn-out compensation	2,559	-
Stock-based compensation (1)	8,712	7,869
Non-GAAP operating income	$51,475	$44,868

Non-GAAP Adjusted Operating Margin Percentage
Revenue	$299,453	$295,135
Less: Transaction fees (2)	(27,901)	(25,062)
Revenue less transaction fees	$271,552	$270,073
Non-GAAP adjusted operating margin percentage	19.0%	16.6%
(1)
Restructuring and reorganization charges include stock-based compensation, which is not included in the stock-based compensation line in the tables above and following, and depreciation, which has not been recorded to the depreciation line item on CSG’s Income Statement.
(2)
Transaction fees are primarily comprised of fees paid to third-party payment processors and financial institutions and interchange fees under CSG’s payment services contracts. Transaction fees are included in revenue in CSG's Income Statement (and not netted against revenue) because CSG maintains control and acts as principal over the integrated service provided under its payment services customer contracts. However, CSG excludes expense associated with transaction fees from the numerator and denominator in calculating its non-GAAP adjusted operating margin percentage in order to provide comparability with historical and future periods and with its peer group and competitors.

CSG Systems International, Inc.

May 7, 2025

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended		Quarter Ended
	March 31, 2025		March 31, 2024
	Amounts	EPS (4)	Amounts	EPS (4)
GAAP net income	$16,130	$0.57	$19,467	$0.68
GAAP income tax provision (3)	5,361		7,998
GAAP income before income taxes	21,491		27,465
Restructuring and reorganization charges (1)	7,368		1,998
Executive transition costs	-		352
Acquisition-related costs:
Amortization of acquired intangible assets	3,453		2,852
Earn-out compensation	2,559		-
Stock-based compensation (1)	8,712		7,869
Loss on debt extinguishment	453		-
Non-GAAP income before income taxes	44,036		40,536
Non-GAAP income tax provision (3)	(11,890)		(11,553)
Non-GAAP net income	$32,146	$1.14	$28,983	$1.01
(3)
For the quarters ended March 31, 2025 and 2024, the GAAP effective income tax rates were approximately 25% and 29%, respectively, and the non-GAAP effective income tax rates were 27.0% and 28.5%, respectively.
(4)
The outstanding diluted shares for the quarters ended March 31, 2025 and 2024 were 28.3 million and 28.8 million, respectively.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended
	March 31,
	2025	2024
GAAP net income	$16,130	$19,467
GAAP income tax provision	5,361	7,998
Interest expense (5)	7,198	7,506
Loss on debt extinguishment	453	-
Interest income and other, net	241	(3,174)
GAAP operating income	29,383	31,797
Restructuring and reorganization charges (1)	7,368	1,998
Executive transition costs	-	352
Acquisition-related expenses:
Amortization of acquired intangible assets (6)	3,453	2,852
Earn-out compensation	2,559	-
Stock-based compensation (1)	8,712	7,869
Amortization of other intangible assets (6)	3,187	2,565
Amortization of customer contract costs (6)	4,662	5,028
Depreciation (1)	5,013	5,636
Non-GAAP adjusted EBITDA	$64,337	$58,097
Non-GAAP adjusted EBITDA as a percentage of revenue less transaction fees (2)	23.7%	21.5%

CSG Systems International, Inc.

May 7, 2025

(5) Interest expense includes amortization of deferred financing costs as provided in Note 6 below.

(6) Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):

	Quarter Ended
	March 31,
	2025	2024
Amortization of acquired intangible assets	$3,453	$2,852
Amortization of other intangible assets	3,187	2,565
Amortization of customer contract costs	4,662	5,028
Amortization of deferred financing costs	862	864
Total amortization	$12,164	$11,309

Non-GAAP Adjusted Free Cash Flow:

CSG’s calculation of non-GAAP adjusted free cash flow and the reconciliation of CSG’s non-GAAP adjusted free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended
	March 31,
	2025	2024
Cash flows from operating activities	$11,469	$(29,351)
Purchases of software, property, and equipment	(4,401)	(4,774)
Non-GAAP adjusted free cash flow	$7,068	$(34,125)

Non-GAAP Financial Measures – 2025 Financial Guidance

Non-GAAP Operating Income and Non-GAAP Adjusted Operating Margin Percentage:

The reconciliation of GAAP operating income to non-GAAP operating income, and calculation of non-GAAP adjusted operating margin percentage, as included in CSG’s 2025 full year financial guidance, is as follows (in thousands, except percentages):

	2025 Guidance Range
	Low Range	High Range
Non-GAAP Operating Income
GAAP operating income	$134,700	$145,700
Restructuring and reorganization charges	12,400	12,400
Acquisition-related expenses:
Amortization of acquired intangible assets	13,800	13,800
Earn-out compensation	7,900	7,900
Stock-based compensation	34,300	34,300
Non-GAAP operating income	$203,100	$214,100

Non-GAAP Operating Margin Percentage
Revenue	$1,210,000	$1,250,000
Less: Transaction fees	(106,000)	(111,000)
Revenue less transaction fees	$1,104,000	$1,139,000
Non-GAAP adjusted operating margin percentage	18.4%	18.8%

CSG Systems International, Inc.

May 7, 2025

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2025 full year financial guidance is as follows (in thousands, except per share amounts):

	2025 Guidance Range
	Low Range		High Range
	Amounts	EPS (8)	Amounts	EPS (8)
GAAP net income	$79,300	$2.86	$87,200	$3.13
GAAP income tax provision (7)	30,800		33,900
GAAP income before income taxes	110,100		121,100
Restructuring and reorganization charges	12,400		12,400
Acquisition-related expenses:
Amortization of acquired intangible assets	13,800		13,800
Earn-out compensation	7,900		7,900
Stock-based compensation	34,300		34,300
Loss on debt extinguishment	500		500
Non-GAAP income before income taxes	179,000		190,000
Non-GAAP income tax provision (7)	(50,100)		(53,100)
Non-GAAP net income	$128,900	$4.65	$136,900	$4.90

(7) For 2025, the estimated effective income tax rates for GAAP and non-GAAP purposes are both expected to be approximately 28%.

(8) The weighted-average diluted shares outstanding are expected to be approximately 28 million.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for CSG’s 2025 full year financial guidance (in thousands, except percentages):

	2025 Guidance Range
	Low Range	High Range
GAAP net income	$79,300	$87,200
GAAP income tax provision (7)	30,800	33,900
Interest expense	29,500	29,500
Loss on debt extinguishment	500	500
Interest income	(5,400)	(5,400)
GAAP operating income	134,700	145,700
Restructuring and reorganization charges	12,400	12,400
Acquisition-related expenses:
Amortization of acquired intangible assets	13,800	13,800
Earn-out compensation	7,900	7,900
Stock-based compensation	34,300	34,300
Amortization of other intangible assets	10,700	10,700
Amortization of client contract costs	22,600	22,600
Depreciation	21,600	21,600
Non-GAAP adjusted EBITDA	$258,000	$269,000
Non-GAAP adjusted EBITDA as a percentage of revenue less transaction fees (2)	23.4%	23.6%

CSG Systems International, Inc.

May 7, 2025

Non-GAAP Adjusted Free Cash Flow:

CSG’s calculation of non-GAAP adjusted free cash flow and the reconciliation of CSG’s non-GAAP adjusted free cash flow measure to cash flows from operating activities is provided below for CSG’s 2025 full year financial guidance (in thousands):

	2025 Guidance Range
	Low Range	High Range
Cash flows from operating activities	$122,100	$172,100
Earn-out compensation payments	7,900	7,900
Purchases of software, property, and equipment	(20,000)	(30,000)
Non-GAAP adjusted free cash flow	$110,000	$150,000